Exhibit 99.2

YNB Adds Experienced Pennsylvania Bankers

HAMILTON, N.J., Sept. 11 /PRNewswire-FirstCall/ — Yardville National Bancorp (Nasdaq: YANB), Following its ongoing expansion into Hunterdon, Middlesex, and Somerset Counties in New Jersey over the past two years, YNB is now looking west toward Pennsylvania. Patrick M. Ryan, President and CEO of the Mercer-based bank holding company, announced today that YNB has hired two experienced area bankers to grow the organization’s banking franchise in Bucks County, Pennsylvania.

John D. Harding, most recently chairman, president, and CEO of First County Bank in Bucks, and a former senior executive of Corestates and Independence Bancorp (the holding company for Bucks County and Cheltenham Banks), has joined YNB as President of the bank’s Bucks County division. Harding is charged with enlarging YNB’s presence in Eastern Pennsylvania and making YNB a “major player” in the Bucks County area.

“We are extremely pleased to have John join our organization,” said YNB President and CEO Patrick M. Ryan. “He is a life-long community banker in the Pennsylvania market, and we believe his thorough knowledge of the area will further enhance YNB’s franchise.”

“I am very excited at the prospects for YNB in Pennsylvania,” Mr. Harding added, “and look forward to building YNB’s business in Bucks County and the surrounding areas.”

Also joining YNB at the same time as a senior vice president is Joseph M. Donnelly, another First County Bank of Bucks alumnus. Donnelly and Harding have worked together for over twenty years at both First County and at Bucks County Bank. The two men will form the nucleus of what will be a strong YNB banking team expanding throughout Bucks County.

YNB currently has twenty offices in Mercer, Burlington, Hunterdon, Middlesex, and Somerset Counties in New Jersey, and Bucks County in Pennsylvania, and recently announced the acquisition of another branch in Mercer expected to be completed by year end. At June 30, 2003, YNB had $2.35 billion in assets. Located in the corridor between New York City and Philadelphia, YNB offers a broad range of lending, deposit, and other financial products and services, serving individuals and businesses with an emphasis on commercial real estate and commercial and industrial lending.

Note regarding forward-looking statements

This press release and other statements made from time to time by our management contain express and implied statements relating to our future financial condition, results of operations, plans, objectives, performance, and business, which are considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These may include statements that relate to, among other things, profitability, liquidity, loan loss reserve adequacy, plans for growth, interest rate sensitivity, market risk, regulatory compliance, and financial and other goals. Actual results may differ materially from those expected or implied as a result of certain risks and uncertainties, including, but not limited to, the results of our efforts to implement our retail strategy, adverse changes in our loan portfolio and the resulting credit risk-related losses and expenses, interest rate fluctuations and other economic conditions, our ability to attract core deposits, continued relationships with major customers, competition in product offerings and product pricing, adverse changes in the economy that could increase credit-related losses and expenses, compliance with laws and regulatory requirements of federal and state agencies, other risks and uncertainties detailed from time to time in our filings with the SEC, as well as other risks and uncertainties detailed from time to time in statements made by our management.

L.G. Zangani, LLC provides financial public relations service to the Company. As such, L.G. Zangani, LLC and/or its officers, agents and employees, receives remuneration for public relations and/or other services performed for the Company. This remuneration may take the form of cash, capital stock in the Company, or warrants and/or options to purchase stock in the Company.